EXHIBIT 99.1

KORU Medical Systems Announces +20% Fourth Quarter and Full Year 2025 Revenue Growth,
Positive Adjusted EBITDA and Initiates Full Year 2026 Guidance

MAHWAH, NJ – March 12, 2026 – KORU Medical Systems, Inc. (NASDAQ: KRMD) (“KORU Medical” or the “Company”), a leading medical technology company focused on development, manufacturing, and commercialization of innovative and patient-centric large volume subcutaneous infusion solutions, today reported financial results for the fourth quarter and full year ended December 31, 2025. The Company also initiated guidance for the full year 2026.

Recent Highlights

●	Fourth quarter 2025 net revenues grew 23% to $10.9 million; Full year 2025 net revenues grew 22% to $41.1 million

●	Full year 2025 gross profit grew 20% to $25.6 million with gross margin of 62.3%

●	Full year 2025 net loss of ($2.6) million, a 57% improvement over the prior year and a 124% increase in positive adjusted EBITDA to $0.6 million

●	Ending cash balance of $8.9 million, representing annual cash usage of $0.7 million, a 63% improvement versus the prior year

●	Received 510(k) clearance for UCB RYSTIGGO®, further expanding the KORU Medical platform beyond Ig into broader therapeutic indications

●	Announcing Freedom60® EU MDR certification with prefilled syringe compatibility

●	Announcing an expanded development pipeline with two new pharmaceutical collaborations, including a Phase III nephrology molecule and a multi-indication drug in a Phase I trial

●	Initiating 2026 guidance to include net revenues of $47.5 - $50.0 million, representing growth of 15 – 22%; gross margin of 61% - 63%; positive adjusted EBITDA and positive cash flow for the full year 2026

“Our fourth quarter and full year performance reflect the meaningful progress we have made building a stronger, more scalable business positioned to meet the evolving needs of the subcutaneous infusion market,” said Linda Tharby, President and CEO of KORU Medical. “Demand for immunoglobulin therapy remains robust, supporting continued growth in our recurring patient base, and we continue to gain momentum with International Core expansion. At the same time, our 510(k) filings and clearances are broadening our platform beyond Ig and into new therapeutic areas, further expanding our patient base. We enter 2026 with a proven ability to execute on our strategy, a compelling set of additional growth opportunities, and a continued commitment to shareholder value generation.”

2025 Fourth Quarter Financial Results

	Three Months Ended December 31,		Change from Prior Year			% of Net Revenues
	2025	2024	$	%		2025	2024
Net Revenues
Domestic Core	$7,844,822	$6,657,182	$1,187,639	17.8%		72.0%	75.3%
International Core	2,576,886	1,504,108	1,072,778	71.3%		23.7%	17.0%
Total Core	10,421,708	8,161,291	2,260,417	27.7%		95.7%	92.3%
Pharma Services and Clinical Trials	473,620	677,309	(203,689)	(30.1%	)	4.3%	7.7%
Total	$10,895,328	$8,838,600	$2,056,728	23.3%		100%	100%

Total net revenues increased $2.1 million, or 23.3%, to $10.9 million for the fourth quarter of 2025. Domestic core growth of 17.8% was primarily due to subcutaneous immunoglobulin (SCIg) market growth driven by new patient starts and market share gains. International core growth of 71.3% was primarily due to increased penetration in established markets and subcutaneous immunoglobulin (SCIg) market growth driven by new patient starts. PST net revenues for the fourth quarter of 2025 were $0.5 million, a decrease of 30.1% over the prior year period, primarily driven by lower NRE collaboration revenue resulting from the timing of project milestones.

Gross profit increased $1.3 million, or 22.6%, to $6.8 million for the fourth quarter of 2025, compared to the fourth quarter of 2024. Gross margin was 62.6%, a decrease of 30 basis points, compared to 62.9% in the prior year period. The decrease in gross margin was primarily driven by higher material cost and tariffs, mostly offset by customer mix resulting in higher average selling prices.

Total operating expenses increased $0.2 million, or 3.0%, to $7.4 million for the fourth quarter of 2025 primarily driven by 2024 performance-based compensation expenses.

Net loss decreased $1.1 million to $0.5 million or ($0.01) per diluted share for the fourth quarter of 2025, compared to a net loss of $1.6 million, or ($0.03) per diluted share, for the prior year period. Adjusted EBITDA for the quarter was $0.5 million, or $0.01 per diluted share versus ($0.70) million or ($0.02) per diluted share in the prior year period. A reconciliation of adjusted EBITDA and adjusted diluted EPS to the most directly comparable GAAP measures is provided at the end of this press release.

2025 Full Year Financial Results

	Years Ended December 31,		Change from Prior Year			% of Net Revenues
	2025	2024	$	%		2025	2024
Net Revenues
Domestic Core	$27,992,436	$25,214,613	$2,777,823	11.0%		68.1%	74.9%
International Core	10,881,183	6,043,979	4,837,204	80.0%		26.5%	18.0%
Total Core	38,873,619	31,258,592	7,615,027	24.4%		94.5%	92.9%
Pharma Services and Clinical Trials	2,253,747	2,387,871	(134,124)	(5.6%	)	5.5%	7.1%
Total	$41,127,366	$33,646,463	$7,480,903	22.2%		100%	100%

Total net revenues increased $7.5 million, or 22.2%, to $41.1 million, for the year ended December 31, 2025, as compared with the same period last year. Domestic core growth of 11.0% was primarily attributed to subcutaneous immunoglobulin (SCIg) market growth and new account share gains. International core growth of 80.0% was primarily driven by SCIg market growth driven by new patient starts, increased penetration in several established EU markets, and entry into multiple new geographic markets. PST net revenues decreased $0.1 million, or 5.6%, driven by lower NRE collaborations revenues resulting from the timing of project milestones partially offset by higher clinical trial orders when compared to the prior year.

Gross profit increased $4.3 million, or 20.0%, to $25.6 million, in the year ended December 31, 2025, compared to the same period in 2024, driven by the increase in net revenues of $7.5 million partially offset by an increase in manufacturing costs. Gross margin decreased to 62.3% in the year ended 2025 compared to 63.4% for the year ended 2024, primarily driven by higher materials costs, tariff-related charges, and geographic sales mix from outside the United States, partially offset by higher average selling prices in the US market.

Total operating expenses increased $0.8 million, or 2.9%, to $28.6 million in the year ended December 31, 2025 compared to $27.8 million from the same period last year driven primarily by compensation and legal fees.

Net loss decreased $3.4 million to $2.6 million or ($0.06) per diluted share for the year ended December 31, 2025, compared to a net loss of $6.1 million, or ($0.13) per diluted share, for the prior year period, driven by higher gross profit of $4.3 million, partially offset by an increase in operating expense of $0.8 million. Adjusted EBITDA for the full year was $0.6 million, or $0.01 per diluted share versus ($2.5) million or ($0.06) per diluted share in the prior year period. A reconciliation of adjusted EBITDA and adjusted diluted EPS to the most directly comparable GAAP measures is provided at the end of this press release. Cash and cash equivalents were $8.9 million as of December 31, 2025, reflecting cash generation of $0.4 million for fourth quarter of 2025 and cash usage of $0.7 million for the full year 2025.

2026 Guidance

KORU Medical expects:

●	Full year 2026 net revenues between $47.5 - $50.0 million representing growth of 15% - 22%

●	Full year 2026 gross margin between 61 - 63%

●	Positive adjusted EBITDA and positive cash flow for the full year 2026

Conference Call and Webcast Details

The Company will host a live conference call and webcast to discuss these results and provide a corporate update on Thursday, March 12, 2026, at 4:30 PM ET.

To participate in the call, please dial (877) 407-0784 (domestic) or (201) 689-8560 (international). The live webcast will be available on the IR Calendar on the News/Events page of the Investors section of KORU Medical’s website.

Non-GAAP Measures

This press release includes the non-GAAP financial measures “adjusted diluted EPS” and “adjusted EBITDA” that are not in accordance with, nor an alternate to, generally accepted accounting principles and may be different from non-GAAP measures used by other companies. These non-GAAP measures are not based on any comprehensive set of accounting rules or principles. Non-GAAP financial measures should not be considered a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP. They are limited in value because they exclude charges that have a material effect on KORU Medical’s reported results and, therefore, should not be relied upon as the sole financial measures to evaluate the Company’s financial results. Non-GAAP financial measures are meant to supplement, and to be viewed in conjunction with GAAP financial results. Reconciliations of the Company’s non-GAAP measures are included at the end of this press release.

About KORU Medical Systems

KORU Medical Systems develops, manufactures, and commercializes innovative and patient-centric large volume subcutaneous infusion solutions that improve quality of life for patients around the world. The Freedom Syringe Infusion System (the “Freedom System”) currently includes the Freedom60® and FreedomEDGE® Syringe Infusion Drivers, Precision Flow Rate Tubing™ and HigH-Flo Subcutaneous Safety Needle Sets™. The Freedom System, which received its first FDA clearance in 1994, is used for self-administration in the home by the patient and/or delivery in an ambulatory infusion center by a healthcare professional. Through its Pharma Service and Clinical Trials business, KORU Medical provides products for use by biopharmaceutical companies in feasibility/clinical trials during the drug development process and, as needed, is capable of customizing the Freedom System for clinical and commercial use across multiple drug categories. For more information, please visit www.korumedical.com.

Forward-looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that involve risks and uncertainties. All statements that are not historical fact are forward-looking statements, including, but not limited to, financial guidance and expected operating performance for fiscal 2026. Forward-looking statements discuss the Company’s current expectations and projections relating to its financial position, results of operations, plans, objectives, future performance, and business. Forward-looking statements can be identified by words such as “guidance”, “expect” and “will”. Actual results may differ materially from the results predicted and reported results should not be considered as an indication of future performance. The potential risks and uncertainties that could cause actual results to differ from the results predicted include, among others, uncertainties associated with SCIg market growth, prefilled syringe penetration, plasma supply, clinical trial activity and success, approval and commercialization of new drug indications, the shift to increased healthcare delivery in the home, new patient diagnoses, customer ordering patterns, global and regional instability, innovation and competition, labor and supply price increases, inflationary impacts, labor supply, and those risks and uncertainties included under the captions “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2025, which is on file with the SEC and available on our website at www.korumedical.com/investors and on the SEC website at www.sec.gov. All information provided in this release and in the attachments is as of March 12, 2026. Undue reliance should not be placed on the forward-looking statements in this press release, which are based on information available to us on the date hereof. We undertake no duty to update this information unless required by law.

Investor Contact:

Louisa Smith

investor@korumedical.com

KORU MEDICAL SYSTEMS, INC.

BALANCE SHEETS

	December 31,	December 31,
	2025	2024

ASSETS

CURRENT ASSETS
Cash and cash equivalents	$8,872,212	$9,580,947
Accounts receivable, net	6,209,950	5,720,750
Inventory, net	3,678,131	2,803,669
Other receivables	319,955	277,193
Prepaid expenses and other current assets	908,542	749,851
TOTAL CURRENT ASSETS	19,988,790	19,132,410
Property and equipment, net	4,471,386	4,290,515
Intangible assets, net of accumulated amortization of $527,949 and $458,538 at December 31, 2025 and December 31, 2024, respectively	684,841	730,279
Operating lease right-of-use assets	2,956,192	2,966,341
Other assets	98,970	98,970
TOTAL ASSETS	$28,200,179	$27,218,515

LIABILITIES AND STOCKHOLDERS’ EQUITY

CURRENT LIABILITIES
Accounts payable	$2,267,473	$1,649,969
Accrued expenses	4,828,830	3,924,184
Note payable	—	271,152
Other liabilities	27,722	29,269
Accrued payroll and related taxes	531,972	811,401
Finance lease liability	124,913	115,587
Operating lease liability	413,448	400,258
TOTAL CURRENT LIABILITIES	8,194,358	7,201,820
Finance lease liability, net current portion	78,675	202,613
Operating lease liability, net of current portion	2,879,224	3,000,403
TOTAL LIABILITIES	11,152,257	10,404,836
Commitments and contingencies (Refer to Note 9)
STOCKHOLDERS’ EQUITY
Common stock, $0.01 par value, 75,000,000 shares authorized, 49,790,934 and 49,377,617 shares issued; 46,370,432 and 45,957,115 shares outstanding at December 31, 2025, and December 31, 2024, respectively	497,909	493,776
Additional paid-in capital	52,449,339	49,581,303
Treasury stock, 3,438,526 and 3,438,526 shares at December 31, 2025 and December 31, 2024, respectively, at cost	(3,882,494)	(3,882,494)
Accumulated Deficit	(32,016,832)	(29,378,906)
TOTAL STOCKHOLDERS’ EQUITY	17,047,922	16,813,679
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$28,200,179	$27,218,515

KORU MEDICAL SYSTEMS, INC.

STATEMENTS OF OPERATIONS

	For the Years Ended December 31,
	2025	2024

NET REVENUES	$41,127,366	$33,646,463
Cost of goods sold	15,523,287	12,314,605
Gross Profit	25,604,079	21,331,858

OPERATING EXPENSES
Selling, general and administrative	23,378,807	21,631,674
Research and development	4,387,214	5,257,942
Depreciation and amortization	810,500	888,473
Total Operating Expenses	28,576,521	27,778,089

Net Operating Loss	(2,972,442)	(6,446,231)

Non-Operating Income/(Expense)
Income/(loss) on foreign currency exchange	53,097	(45,991)
Other income/(expense)	9,906	(16,160)
Interest income, net	293,403	444,642
TOTAL OTHER INCOME	356,406	382,491

LOSS BEFORE TAXES	(2,616,036)	(6,063,740)

Income tax expense	(21,890)	(2,893)

NET LOSS	$(2,637,926)	$(6,066,633)

NET LOSS PER SHARE
Basic	$(0.06)	$(0.13)
Diluted	$(0.06)	$(0.13)

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING
Basic	46,187,077	45,802,701
Diluted	46,187,077	45,802,701

KORU MEDICAL SYSTEMS, INC.

STATEMENTS OF CASH FLOWS

	For the Years Ended December 31,
	2025	2024
CASH FLOWS FROM OPERATING ACTIVITIES
Net Loss	$(2,637,926)	$(6,066,633)
Adjustments to reconcile net loss to net cash used in operating activities:
Stock-based compensation expense and warrant expense	2,713,539	2,623,920
Depreciation and amortization	810,500	888,473
Loss/(Gain) on disposal of fixed assets	(6,700)	16,160
Non-cash leasing charges	(97,840)	243,394
Changes in operating assets and liabilities:
Increase in accounts receivable	(489,199)	(1,675,540)
Decrease/(Increase) in inventory	(874,462)	677,632
Decrease/(Increase) in prepaid expenses and other assets	(196,682)	220,133
Increase in accounts payable	617,504	674,776
Increase/(Increase) in accrued payroll and related taxes	(279,429)	348,460
Decrease in other liabilities	(1,547)	(483,250)
Increase in accrued expenses	904,647	2,212,757
NET CASH PROVIDED BY (USED IN) OPERATING ACTIVITIES	462,405	(319,718)

CASH FLOWS FROM INVESTING ACTIVITIES
Purchases of property and equipment	(932,517)	(1,297,427)
Proceeds on disposals of property and equipment	6,700	8,500
Purchases of intangible assets	(23,973)	(44,115)
NET CASH USED IN INVESTING ACTIVITIES	(949,790)	(1,333,042)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from exercise of employee stock options	186,165	—
Borrowings from insurance finance indebtedness	406,751	487,516
Payments on insurance finance indebtedness	(677,903)	(530,707)
Payments for taxes related to net share settlement of equity awards	(27,536)	(97,379)
Payments on finance lease liability, net of asset	(108,827)	(107,963)
NET CASH USED IN FINANCING ACTIVITIES	(221,350)	(248,533)

NET DECREASE IN CASH AND CASH EQUIVALENTS	(708,735)	(1,901,293)
CASH AND CASH EQUIVALENTS, BEGINNING OF YEAR	9,580,947	11,482,240
CASH AND CASH EQUIVALENTS, END OF YEAR	$8,872,212	$9,580,947

Supplemental Information
Cash paid during the years for:
Interest	$55,546	$71,934
Income taxes	$14,850	$—

KORU MEDICAL SYSTEMS, INC.

SUPPLEMENTAL INFORMATION

(UNAUDITED)

A reconciliation of our non-GAAP measures is below:

	Three Months Ended		Twelve Months Ended
Reconciliation of GAAP Net (Loss)	December 31,		December 31,
to Non-GAAP Adjusted EBITDA:	2025	2024	2025	2024
GAAP Net Loss	$(486,856)	$(1,558,249)	$(2,637,926)	$(6,066,632)
Tax Benefit	—	(185,542)	—	(1,078,066)
Allowance for Tax Benefit	—	185,542	—	1,078,066
Reorganization Charges	—	—	—	496,255
Depreciation and Amortization	179,174	211,454	810,500	888,473
Interest Income, Net	(66,705)	(80,459)	(293,403)	(444,642)
Tax Expense (Refund)	4,684	—	21,890	—
Stock-based Compensation Expense	862,807	699,789	2,713,539	2,623,920
Non-GAAP Adjusted EBITDA	$493,104	$(727,465)	$614,600	$(2,502,626)

Weighted average number of common shares	46,302,746	45,907,001	46,187,077	45,802,701

	Three Months Ended		Twelve Months Ended
Reconciliation of Reported Diluted EPS	December 31,		December 31,
to Non-GAAP Adjusted Diluted EPS:	2025	2024	2025	2024
Reported Diluted Earnings Per Share	$(0.01)	$(0.03)	$(0.6)	$(0.13)
Tax Benefit	—	—	—	—
Allowance for Tax Benefit	—	—	—	—
Reorganization Charges	—	—	—	0.01
Depreciation and Amortization	—	—	0.02	0.02
Interest Income, Net	—	—	(0.01)	(0.01)
Tax Expense (Refund)	—	—	—	—
Stock-based Compensation Expense	0.02	0.01	0.06	0.06
Non-GAAP Adjusted Diluted Earnings Per Share	$0.01	$(0.02)	$0.01	$(0.06)

*Numbers presented are rounded to the nearest whole cent

Allowance for nonrealization of deferred tax assets (DTA). We have excluded the effect of recording a full valuation allowance on our deferred tax assets in the fourth quarter ended 2024 in the amount of $0.2 million and $1.1 million for the full year ended 2024.

Reorganization Charges. We have excluded the effect of reorganization charges in calculating our non-GAAP measures. In 2024 we incurred severance expenses related to the reorganization of the leadership team, which we would not have otherwise incurred in periods presented as part of continuing operations.

Stock-based Compensation Expense. We have excluded the effect of stock-based compensation expense in calculating our non-GAAP measures. We record non-cash compensation expenses related to grants of equity-based awards for executives, employees, consultants, and directors. Depending upon the size, timing and the terms of the grants, the non-cash compensation expense may vary significantly but is expected to recur in future periods.